UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2015
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

T-Mobile US, Inc. (NYSE: TMUS) (“T-Mobile” or the “Company”) continues to see strong momentum and expects to report significant customer growth for the third quarter of 2015, according to comments made today by John Legere, President and Chief Executive Officer, at an investor conference.  As of early September, T-Mobile had already exceeded total net customer additions reported for the second quarter of 2015.  Quarter-to-date, T-Mobile has approximately matched branded postpaid net customer additions and branded postpaid phone net customer additions reported for the second quarter of 2015.  Additionally, quarter-to-date, T-Mobile has already exceeded branded prepaid net customer additions reported for the third quarter of 2014 and tripled the branded prepaid net customer additions reported for the second quarter of 2015.

These customer results are preliminary. The Company’s customer results for the full third quarter of 2015, which are subject to completion of the Company's quarter-end closing review procedures, may vary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

September 18, 2015	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer